EXHIBIT 23.1

                    CONSENT OF PUBLIC INDEPENDENT ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated November 3, 1997 (except with respect to the matter discussed in the second paragraph of Note 15, as to which the date is November 14, 1997) included in Exogen, Inc.'s Form 10-K for the year ended September 30, 1997 and to all references to our firm included in or made a part of this registration statement.


                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                             ARTHUR ANDERSEN LLP

New York, New York
September 30, 1998